Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR SHARES
by
Armor Defense Systems, Inc.
of
Up to $1,542,441.38 in Value of Shares of Subject Company’s Common Stock

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M.,
NEW YORK CITY TIME, ON July 27, 2012, UNLESS THE OFFER IS
EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 13, 2012 (the "Offer to Purchase"), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the "Offer") in connection with the Offer by Armor Defense Systems, Inc., a Delaware corporation (the "Company"), to purchase for a one-to-one share exchange ("shares") of the Subject Company’s common stock, $0.001 par value.

If the number of shares properly tendered at or below the purchase price determined in the Offer and not properly withdrawn prior to the Expiration Time is less than or equal to $1,542,441.38 in value of shares, the Company will, subject to applicable law and upon the terms and subject to the conditions of the Offer, purchase all shares so tendered at the purchase price the Company determines.

Upon the terms and subject to the conditions of the Offer, if, based on the purchase price the Company determines, shares having an aggregate value in excess of $1,542,441.38 are properly tendered at or below the purchase price and not properly withdrawn, the Company will purchase shares as follows:

●	first, from all holders of "odd lots" of less than 100 shares who properly tender all of their shares at or below the purchase price selected by the Company;

●
second, from all other shareholders who properly tender shares at or below the purchase price selected by the Company, on a pro rata basis (except for shareholders who tendered shares conditionally for which the condition was not satisfied); and

●
third, only if necessary to permit the Company to purchase $1,542,441.38 in value of shares (or such greater amount as the Company may elect to pay), from holders who have properly tendered shares at or below the purchase price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares.

Because of the "odd lot" priority, proration and conditional tender provisions described above, the Company may not purchase all the shares that you tender even if you tender them at or below the purchase price. See Section 1 of the Offer to Purchase, and, for additional information on conditional purchases, see Section 6 of the Offer to Purchase.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

2.	The Offer is conditioned upon a minimum of 90% of the issued and outstanding shares of the Subject Company being tendered.

3.	The Offer, withdrawal rights and proration period will expire at 5:00 p.m., New York City time, on July 27, 2012, unless the Company extends the Offer.

4.
Tendering shareholders who are registered shareholders or who tender their shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of shares under the Offer.

5.
If you wish to tender portions of your shares at different prices, you must complete a separate instruction form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

6.
If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own at or below the purchase price before the Expiration Time and check the box captioned "Odd Lots" on the attached instruction form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not withdrawn before the Expiration Time.

7.
If you wish to condition your tender upon the purchase of all shares tendered or upon the Company's purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration. The Company's purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned "Conditional Tender" in the attached instruction form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on July 27, 2012, unless the Offer is extended.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of the Company's common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

In any jurisdiction the laws of which require that the tender offer be made by a licensed broker or dealer, the tender offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Neither Armor Defense Systems nor the Depositary make any recommendation to you as to whether to tender or refrain from tendering your shares or as to the purchase price or purchase prices at which you may choose to tender your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender.  You should read carefully the information set forth or incorporated by reference in the Offer to Purchase and in the related Letter of Transmittal, including the Company's reasons for making the Offer. All of the Company's directors and executive officers have advised the Company that they do not intend to tender any of their shares in the Offer.

INSTRUCTION FORM WITH RESPECT TO
OFFER TO PURCHASE FOR SHARES
by
Armor Defense Systems, Inc.
of
Up to $1,542,441.38 in value of Shares of Subject Company’s Common Stock

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 13, 2012 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the Offer by Armor Defense Systems, Inc., a Delaware corporation (the "Company"), to purchase in one-to-one tax-free exchange of shares ("shares") of the Subject Company’s common stock, $0.001 par value per share.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by Armor Defense Systems, it is discretionary in nature and it may be extended, modified, suspended or terminated by Armor Defense Systems as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company's common stock is unknown and cannot be predicted with certainty; (4) the undersigned has read and understands the Offer; (5) the undersigned has consulted his or her tax and financial advisors with regard to how the Offer will impact his or her personal situation; (6) any foreign exchange obligations triggered by the undersigned's tender of shares or the receipt of proceeds are solely his or her responsibility; and (7) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items ("Tax Items") related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned's name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned's favor, for the purpose of implementing, administering and managing his or her stock ownership ("Data"). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient's country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom he or she held any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Company.

Signature:

Name(s):
(Please Type or Print)
Tax Identification or Social Security No.:

Address(es):

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:	( )

Dated:

Exhibit (a)(1)(E)

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
ODD LOTS (See Instruction 14 of the Letter of Transmittal)
CONDITIONAL TENDER (See Instruction 13 of the Letter of Transmittal)